EXHIBIT G
                                   Schedule 2
                    Prisma Energy EWG/FUCOs and Subsidiaries            * - FUCO
                                                                        ^ - EWG


1.    ACCROVEN SRL
2.    ACCROVEN SRL - Venezuela Branch           39.   Enron International Bolivia
3.    *Bahia Las Minas Corp.                            Investments Ltd.
4.    *Batangas Power Corp.                     40.   Enron International Korea Holdings
5.    Blackbird S.a.r.l.                                Company Ltd.
6.    Bolivia Holdings Ltd.                     41.   Enron International Korea LLC
7.    *Chongju City Gas Co., Ltd.               42.   *Enron Panama Management
8.    *Chonnam City Gas Co., Ltd.                       Services L.L.C.
9.    *Choongnam City Gas Co., Ltd.             43.   Enron Poland Investment B.V.
10.   *Daehan City Gas Co., Ltd.                44.   Enron Poland Supervisory Company
11.   Daehan City Gas Engineering                       Sp. z.o.o.
12.   Desarrollos Empresariales Caucanos        45.   Enron Power Holdings (Turkey) B.V.
        S.A.                                    46.   Enron Power Holdings C.V.
13.   Duck Lake International A.V.V.            47.   *Enron Power Philippines Corp.
14.   *EI Puerto Rico Operations Inc.           48.   *^Enron Reserve 6 B.V.
15.   Enron Investimentos Energeticos           49.   Enron Reserve 7 B.V.
        Ltda.                                   50.   *Prisma Energy Guatemala,
16.   Electricidad del Pacifico, S.A.                   Limitada
17.   *ELEKTRO - Eletricidade e Servicos        51.   Enron Servicios Guatemala, Ltda.
        S.A.                                            - Sucursal El Salvador
18.   ELEKTRO Comercializadora de               52.   *Enron Subic Power Corp.
        Energia Ltda.                           53.   Enron Turkey Energy B.V.
19.   *Elektrocieplownia Nowa Sarzyna           54.   EPC - Empresa Paranaense
        Sp. z o.o.                                      Comercializadora Ltda.
20.   *Empresa Energetica Corinto Ltd.          55.   *EPE - Empresa Produtora de
21.   Empresa Energetica Corinto Ltd. -                 Energia Ltda.
        Nicaraguan Branch                       56.   EPE - Empresa Produtora de Energia
22.   EN - Eletricidade do Brasil Ltda.                 Ltda. - Cuiaba/Mato Grosso
23.   EnRed Comunicaciones S.A.                         Branch
24.   Enron Australia Energy Holdings Ltd.      57.   EPE Generation Holdings Ltd.
25.   Enron Australia Energy Investments        58.   EPE Holdings Ltd.
        LLC                                     59.   EPE Investments Ltd.
26.   Enron (Bolivia) C.V.                      60.   ETB - Energia Total do Brasil Ltda.
27.   Enron (Bolivia) C.V. - Bolivia Branch     61.   Finven Financial Institution Limited
28.   Enron America do Sul Ltda.                62.   *Gas de Risaralda S.A.
29.   Enron America do Sul Ltda. - Rio          63.   Gas Natural Comprimido S.A.
        Branch                                  64.   Gas Natural del Centro S.A., E.S.P
30.   Enron America do Sul Ltda. -              65.   Gas Natural S.A., E.S.P.
        Salvadoran Branch                       66.   Gas Transboliviano S.A.
31.   Enron B.V.                                67.   Gases de Boyaca y Santander S.A.,
32.   Enron Caribe III Ltd.                             E.S.P.
33.   Enron Cuiaba Pipeline Services L.L.C.     68.   *Gases de la Guajira S.A., E.S.P.
34.   Enron Cuiaba Services L.L.C.              69.   *Gases del Caribe S.A., E.S.P.
35.   Enron Dominicana Limited                  70.   Gases del Norte del Valle, S.A.
        Partnership                             71.   *Gases del Occidente S.A., E.S.P.
36.   Enron Dutch Investment No. 2              72.   GasMat Holdings Ltd.
37.   *Enron Electricidad de Nicaragua,         73.   GasMat Investments Ltd.
        S.A.                                    74.   GasOcidente do Mato Grosso Ltda.
38.   Enron Internacional Panama, S.A.          75.   GasOriente Boliviano Ltda. GOB. Ltda.




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

                                    EXHIBIT G
                                   Schedule 2
                    Prisma Energy EWG/FUCOs and Subsidiaries            * - FUCO
                                                                        ^ - EWG


76.   Geracao Centro Oeste Ltda.                110.  *^Prisma Energy Europe Limited
77.   *Iksan City Gas Co., Ltd.                         (f/k/a Enron Europe Operations
78.   *Iksan Energy Co., Ltd.                           (Advisor) Limited)
79.   Ingenio la Cabana, S.A.                   111.
80.   Java Investments Ltd.                     112.  Prisma Energy Geracao Holdings
81.   *Kangwon City Gas Co., Ltd.                       Ltd.
82.   *Kumi City Gas Co., Ltd.                  113.  Prisma Energy Geracao
83.   Mesquite Holdings B.V.                            Investments Ltd.
84.   Pacific Energy Financing Ltd.             114.  Prisma Energy Global Services Ltd.
85.   Pan Holdings Vencaribe Limited            115.  Prisma Energy Global Expat
86.   PEI Accroven Services B.V.                        Services LLC
87.   PEI International Americas LLC            116.  Prisma Energy Guatemala Holdings
88.   PEI Europe Operations Limited (f/k/a              Ltd.
        Enron Europe Operations                 117.  Prisma Energy International Bolivia
        (Supervisor) Limited)                           Holdings Ltd.
89.   PEI Philippines Services LLC              118.  Prisma Energy International
90.   PEI Transredes Services LLC                       Services LLC
91.   PEI Venezuela Services LLC                119.  Prisma Energy Luxembourg S.a.r.l.
92.   *Pohang City Gas Co., Ltd.                120.  *Prisma Energy Nicaragua
93.   Poliwatt, Limitada                                Holdings Ltd.
94.   Poliwatt, Limitada - Sucursal El          121.  Prisma Energy Overseas Services
        Salvador                                        Ltd.
95.   PQP Limited                               122.  Prisma Energy Philippines B.V.
96.   Prisma Energy Accroven Holdings           123.  Prisma Energy Projects Finance Ltd.
        Ltd.                                    124.  Prisma Energy Transportadora
97.   Prisma Energy America do Sul                      Holdings Ltd.
        Holdings Ltd.                           125.  Prisma Energy Venezuela B.V.
98.   Prisma Energy America do Sul Ltd.         126.  Prisma Energy Venezuela Holdings
99.   Prisma Energy America do Sul                      B.V.
        Services Holdings Ltd.                  127.  Promigas Islas Caiman Ltda.
100.  Prisma Energy America do Sul              128.  Promigas S.A. E.S.P.
        Services Ltd.                           129.  Promigas Telecomunicaciones S.A.
101.  Prisma Energy Brazil Finance Ltd.         130.  Proyectos Energeticos del Cauca
102.  Prisma Energy Brazil PD Holdings                  S.A.
        Ltd.                                    131.  Puerto Quetzal Power Corp.
103.  Prisma Energy Brazil Power Holdings       132.  *Puerto Quetzal Power LLC
        Ltd.                                    133.  Puerto Quetzal Power LLC -
104.  Prisma Energy Brazil Power                        Guatemala Branch
        Investments Ltd.                        134.  *Pusan City Gas Co., Ltd.
105.  Prisma Energy CB Limited                  135.  Pusan City Gas Development Co.
106.  Prisma Energy Colombia Holdings           136.  ^SII Enerji ve Uretim Limited Sirketi
        Ltd.                                    137.  SII Holdings 4 B.V.
107.  Prisma Energy de Nicaragua Ltd.           138.  *SK Gas Co., Ltd.
108.  Prisma Energy EN - Electricidade          139.  SK-Enron Co., Ltd.
        Holdings Ltd.                           140.  Sociedad de Acueducto,
109.  Prisma Energy EN - Electricidade                  Alcantrillado y Aseo de
        Investments Ltd.                                Barranquilla S.A.E.S.P.



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

                                    EXHIBIT G
                                   Schedule 2
                    Prisma Energy EWG/FUCOs and Subsidiaries            * - FUCO
                                                                        ^ - EWG


141.  Sociedad de Inversiones de                150.  Transportadora Brasileira Gasoduto
        Energia S.A.                                    Bolivia - Brasil S.A. - TBG
142.  *Sociedad Transportadora de Gas de        151.  Transportadora de Metano
        Oriente S.A.E.S.P.                              S.A.E.S.P.
143.  *Subic Power Corp.                        152.  Transredes - Transporte de
144.  *Surtidora de Gas del Caribe                      Hidrocarburos S.A.
        S.A.E.S.P.                              153.  Transredes do Brasil Ltda.
145.  Terraco Investments Ltd.                  154.  V. Holdings Industries, S.A.
146.  TR Holdings Ltda.                         155.  VENGAS, S.A.
147.  ^Trakya Elektrik Uretim ve Ticaret        156.  Wing International, Ltd.
        A.S.                                    157.  Wing Turkey, LLC
148.  Transborder Gas Services Ltd.
149.  Transoccidente S.A.E.S.P.



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